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                                                                     EXHIBIT 5.1





                                  April , 1998



PCC Group, Inc.
163 University Parkway
Pomona, CA 91768


             RE:   PCC GROUP, INC. REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        We are acting as counsel for PCC Group, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 700,000 shares of the Company's common shares of no par value. The shares include 100,000 shares (the "1992 Plan Shares") issuable under the Company's 1992 Incentive Stock Option Plan (the "1992 Plan"), 200,000 shares (the "Bonus Plan Shares") issuable under the Company's 1992 Stock Bonus Plan (the "Bonus Plan), and 400,000 shares issuable (the "Stock Option Shares") pursuant to those certain eight (8) agreements for stock options granted to certain outside directors and employees of the Company (collectively, the "Stock Option Agreements"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.


        In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of the 1992 Plan, the Bonus Plan, the Stock Option Agreements, and such agreements, instruments, documents and records as we have deemed relevant.


        In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.




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PCC Group, Inc.
April  , 1998
Page 2



        Based upon the foregoing, but subject to the limitations set forth below, it is our opinion that (i) the 1992 Plan Shares have been duly authorized and, when issued and sold in accordance with the terms of the 1992 Plan, will have been legally issued, fully paid and non-assessable, (ii) the Bonus Plan Shares have been duly authorized and, when issued and sold in accordance with the term of the Bonus Plan, will have been legally issued, fully paid and non-assessable; and (iii) the Stock Option Shares will have been duly authorized and, when issued and sold in accordance with the terms of the Stock Option Agreements, will have been legally issued, fully paid and non-assessable.


        The opinions expressed herein are limited to matters involving the federal laws of the United States.


        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.




                                          Respectfully submitted,

                                          LAW OFFICES OF GARY L. BLUM




                                          BY:
                                              ---------------------------------
                                                    GARY L. BLUM, ESQ.








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